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                                                                   EXHIBIT 24.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Midland Resources, Inc. 1997 Board of Directors Stock Incentive Plan and Business Consultant Agreement and 1996 Midland Resources, Inc. Long-Term Incentive Plan, of our report dated March 5, 1996, with respect to the consolidated financial statements of Midland Resources, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP




Fort Worth, Texas
May 2, 1997